Copyright © 2024 Mueller Water Products, Inc. All Rights Reserved. #16933 / 8/24 INSIDER TRADING POLICY POLICY SUMMARY The purpose of this insider trading policy statement (this "Policy") is (i) to establish guidelines so that all employees, consultants, agents, directors and officers of Mueller Water Products, Inc. and its subsidiaries (collectively, the "Company") comply with all applicable laws prohibiting trading in the Company Securities (as defined below) by persons having knowledge of material non-public information concerning the Company ("Inside Information"), (ii) to ensure that the Company itself fulfills its responsibility to comply with those laws and (iii) to prohibit covered persons from engaging in speculative transactions in the Company Securities. While the definition of what constitutes Inside Information is necessarily dependent on the facts of each case, in general, Inside Information means material, nonpublic information. Information is material if a reasonable investor would consider it important in deciding whether to buy, sell or hold the Company Securities or would significantly affect the market price of the Company Securities. Examples of material information often include, but are not limited to: i. monthly, quarterly or annual financial results of the Company; ii. significant changes in the level of revenues, income or expenses; iii. changes to previously announced earnings guidance, or the decision to suspend earnings guidance; iv. negotiation, execution or termination of significant contracts; v. significant changes in exposure to loss; vi. significant changes in investment results; vii. stock splits or dividend information; viii. major financings; ix. liquidity problems and extraordinary borrowings; x. significant personnel changes; xi. significant acquisitions or dispositions of assets; xii. significant litigation; xiii. a significant cybersecurity incident; xiv. merger negotiations; and xv. significant developments involving proceedings with state or federal regulatory authorities. Information is "nonpublic" if it has not been previously disclosed or made available to the general public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be "public," the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the

Page 2 of 8 information. Even after public disclosure of information about the Company, you must wait until the close of business on the second trading day after the information was publicly disclosed before you can treat the information as public. Nonpublic information may include: i. information available to a select group of analysts, brokers or institutional investors; ii. undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and iii. information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two trading days). APPLICABILITY This Policy applies to all transactions in the Company's securities (collectively referred to in this Policy as the "Company Securities"), including (i) common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company Securities, whether or not issued by the Company and (ii) the securities of certain other companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies' securities, where the person trading used information obtained while working for the Company. This Policy applies to all employees, consultants, agents, directors and officers of the Company who trade in the Company Securities while in the possession of Inside Information or who provide Inside Information to others. No exceptions will be made to this Policy, even where the transaction may have been very small, or the trading party may have planned to make the transaction before learning of the Inside Information. Those who buy or sell the Company Securities while in the possession of Inside Information can be held personally liable for damages totaling up to three times the profits made. Insider trading may also expose the liable party to criminal penalties. It is also the policy of the Company that the Company will not engage in transactions in the Company Securities while aware of Inside Information relating to the Company or the Company Securities. POLICY STATEMENT GENERAL POLICY Insiders Federal and state securities laws prohibit certain persons, deemed to be "Insiders," from trading in a company's securities when those persons are in possession of Inside Information. Insiders are persons who possess or have access to Inside Information. Insiders also include the Company's directors, officers and ten percent or greater shareholders who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, and certain other key employees designated by the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the Chief Compliance Officer who have access to the same types of information. Each employee and Insider is responsible for ensuring that he or she does not violate federal or state securities laws or this Policy.

Page 3 of 8 To avoid inadvertent violations of the securities laws, or even the appearance of impropriety, as well as ensure Insiders comply with their reporting obligations, Insiders are required to pre-clear any transactions involving the Company Securities. Please see "Procedure for Trading in the Company Securities by Insiders" in Schedule I for specific information on the procedures Insiders must follow. Blackout Periods Because of access to Inside Information on a regular basis, all directors and officers of the Company, all of the Company’s accounting, finance and investor relations personnel, all significant business line Controllers and other Company personnel as may be designated by the Company's General Counsel as Insiders, are hereby prohibited from trading the Company Securities (excluding exercising an option, but including selling the underlying stock) during certain time periods (the "Blackout Periods") each fiscal quarter. The Blackout Periods typically begin on the fifteenth day of the last month of each fiscal quarter and expire two trading days after the Company announces its quarterly earnings. The Company may impose additional Blackout Periods as it deems necessary. When a Blackout Period is not in effect, Insiders still must confer with the Company's General Counsel or his designees before purchasing, selling or exercising an option to acquire any securities of the Company. If any Insider comes into possession of Inside Information outside of a Blackout Period, such Insider nevertheless may not buy or sell the Company Securities from the time they obtain the Inside Information until two trading days after the public disclosure of such Inside Information by the Company. NOTE: Any employee who has access to potentially Inside Information on a regular basis must abide by the same restrictions applicable to Insiders as described in this paragraph. Any Company employee may, from time to time, come into possession of Inside Information. Such "temporary Insiders" may not buy or sell the Company Securities from the time they obtain the Inside Information until two trading days after the public disclosure of such Inside Information by the Company. Any employees who have concerns about whether they are in possession of information which falls within the definition of Inside Information should contact the Company's General Counsel before buying or selling the Company Securities (including exercising an option or selling the underlying stock). This will ensure that employees unaware of a particular piece of information do not give the appearance of improperly trading in the Company Securities and will minimize the risk of civil and criminal liability under federal and state securities laws. Tipping Information to Others, Including Family Members Company employees, consultants, agents, directors and officers must not reveal Inside Information to any unauthorized third party (including relatives, friends or business associates) for any reason, or to any third party for the purpose of assisting such third party's trading activities, or make buy or sell recommendations to a third party based upon such Inside Information. Insiders who reveal Inside Information to a third party may be liable as "tippers" and may face civil or criminal penalties. This Policy also applies to Insiders' spouses, minor children and adult family members residing with them, other family members who are financially dependent on them and any entities or accounts that any of them control (the term "control" being defined as the ability to direct the investment activities of such entities or accounts). Consequently, Insiders are responsible for the transactions of these persons, entities or accounts and should make these persons aware of the need to confer with the Insider before they engage in any transaction in the Company Securities.

Page 4 of 8 Internet / Social Media Postings Posting material, nonpublic information, or responding to or making statements or recommendations based on this information, on any Internet website, electronic bulletin board, Internet message board, Internet chat room, social media website or other similar form of electronic communication can also constitute tipping under the securities laws. Employees and Insiders must notify the Company's General Counsel if they are aware of such activities by any employee or Insider. Conveyance, Disclosure or Dissemination of Information Inside Information must not be disclosed to any other Company employee unless that employee has a need to know the information in order to perform his or her job. When Inside Information is provided to a Company employee because it is essential to the performance of his or her job, he or she should be informed that it is Inside Information and that he or she is restricted from trading in the Company Securities until two trading days after the public disclosure of such information by the Company. If Company management becomes aware that Inside Information has been leaked widely within the Company, then the Company may prohibit all trading by employees in the Company Securities for so long as it deems necessary. Any employee who has received Inside Information must not disclose such information to anyone outside of the Company. Employees should not discuss Inside Information in the presence of members of the public. As a precaution, employees should refrain from discussion of Inside Information in any public area, such as elevators, hallways, etc. In order to avoid selective disclosure of Inside Information to parties outside of the Company, employees should refer any requests for financial information or financial projections or forecasts to the Company's Chief Financial Officer. This includes requests by analysts or others to corroborate their financial projections for the Company. Other inquiries from the investing community or the press should be referred to the Sr. Director of Corporate Development and Investor Relations. OTHER SECURITIES MATTERS Officers, directors, and holders of ten percent or more of the Company's common stock will be liable for "short-swing" profits from purchases and sales of such securities under Section 16(b) of the Exchange Act, excluding exercising an option, but including selling the underlying stock. Section 16(b) of the Exchange Act provides that any such person who makes both a purchase and sale or a sale and purchase of a company's securities within a period of six months must pay to the company the excess of the sale price over the purchase price even if no real profit was made. PROHIBITED TRANSACTIONS The Company considers it inappropriate for any employee, director or officer to enter into speculative transactions in the Company Securities. Therefore, this Policy prohibits the short sale, purchase or sale of puts, calls, options or other derivative securities based on the Company Securities by employees, directors and officers. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to directly or indirectly own the underlying security without all the risks or rewards of ownership. Employees, directors and officers may not purchase the Company Securities on margin, borrow against any account in which the Company Securities are held or pledge the Company Securities as collateral. This Policy does not prohibit the cashless exercise of stock options granted as part of a Company incentive plan.

Page 5 of 8 NO EXCEPTIONS The Company DOES NOT allow exceptions to this Policy. Transactions that may be necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure or to satisfy margin calls, are no exception to this Policy. QUESTIONS Questions regarding this Policy should be directed to the Legal Department or one of the individuals below: Chason Carroll Vice President, General Counsel and Corporate Secretary 770.206.4238 ccarroll@muellerwp.com CONSEQUENCES FOR NON-COMPLIANCE The consequences of insider trading violations can be staggering. For an individual who trades on Inside Information (or "tips" information to others), the consequences can include severe civil and criminal monetary penalties and extended jail terms. The Company and potentially any control supervisory person may also be subject to severe civil and criminal monetary penalties if they fail to take appropriate steps to prevent illegal trading. Moreover, if one of the Company's employees or Insiders violates this Policy, the Company may take disciplinary action or impose sanctions, including dismissal for cause. Needless to say, any of the above consequences, or even an SEC investigation that does not result in prosecution, can tarnish one's reputation and irreparably damage a career. Effective Date: August 2024 Policy Owner: Chason Carroll, General Counsel and Corporate Secretary This Policy replaces and supersedes the previously issued Insider Trading Policy effective June 2020.

Copyright © 2024 Mueller Water Products, Inc. All Rights Reserved. #16933 / 8/24 SCHEDULE I Procedure for Trading in the Company Securities by Insiders To provide assistance in preventing inadvertent insider trading violations and avoiding even the appearance of an improper transaction, all Insiders must comply with the following procedures for trading in the Company Securities: 1. General Prohibition: An Insider of the Company may never trade the Company Securities while in possession of Inside Information relating to the Company, even if the trading "window" described in Section 2 below is "open." 2. Pre-clearance of Trades and Certain Gifts: All proposed transactions in the Company Securities, including any trading program or plan, must be reported to and pre-cleared by the Company's General Counsel or his designees in advance of the transaction, by sending the General Counsel a completed request available as an electronic Trade Request Form on the Company's Compliance site. Any pre-clearance approval provided by the General Counsel or his designees will only be effective through the close of business on the second trading day following such approval. After that time, if the trade does not occur, you must again contact the General Counsel or his designees for pre-approval of the trade. Before requesting pre-clearance for any transaction involving the Company Securities, the Insider must affirmatively represent the absence of Inside Information. Bona fide gifts by Insiders (other than Section 16 filers) are not subject to this Policy, unless the Insider making the gift has reason to believe that the recipient intends to sell the Company Securities while the Insider is aware of material non-public information, or the Insider has reason to believe that the recipient intends to sell the Company Securities during a Blackout Period. Additionally, Insiders who are Section 16 filers must seek pre-clearance for gifts to avoid potential issues with beneficial ownership reporting. 3. Pre-Approved Trading Plans: These restrictions and pre-clearance requirements do not apply to transactions under a pre-arranged contract or plan that complies with SEC Rule 10b5-1 and has been approved by the Company's General Counsel (a "Pre-Approved Trading Plan"). A Pre-Approved Trading Plan must meet the following requirements: i. it has been reviewed and approved by the General Counsel at least five days in advance of being entered into (or, if revised or amended, such proposed revisions or amendments have been reviewed and approved by the General Counsel at least five days in advance of being entered into); ii. it provides that no trades may occur thereunder until expiration of the applicable cooling- off period specified in SEC Rule 10b5-1(c)(ii)(B), and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the Insider. For directors and officers, the cooling-off period ends on the later of (x) ninety days after adoption or certain modifications of the Pre-Approved Trading Plan; or (y) two business days following disclosure of the Company's financial results in a Form 10-Q or Form 10-K for the quarter in which the Pre-Approved Trading Plan was adopted. For all other Insiders, the cooling-off period ends thirty days after adoption or modification of the Pre-Approved Trading Plan.

Page 7 of 8 This required cooling-off period will apply to the entry into a new Pre-Approved Trading Plan and any revision or modification of a Pre-Approved Trading Plan; iii. it is entered into in good faith by the Insider, and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b5-1, at a time when the Insider is not in possession of Inside Information; and, if the Insider is a director or officer, the Pre-Approved Trading Plan must include representations by the Insider certifying to that effect; iv. it gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Insider, so long as such third party does not possess any Inside Information; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; and v. it is the only outstanding Pre-Approved Trading Plan entered into by the Insider (subject to the exceptions set out in SEC Rule 10b5-1(c)(ii)(D)). No Pre-Approved Trading Plan may be adopted during a Blackout Period. If you are considering entering into, modifying or terminating a Pre-Approved Trading Plan or have any questions regarding Pre-Approved Trading Plans, please contact the General Counsel. Insiders should consult their own legal and tax advisors before entering into, or modifying or terminating, a Pre-Approved Trading Plan. A trading plan, contract, instruction or arrangement will not qualify as a Pre-Approved Trading Plan without the prior review and approval of the General Counsel as described above. 4. Trading Windows: Insiders may, with pre-clearance, trade during the period beginning after the completion of two full trading days after the public release of the Company's annual or quarterly results. For example, if the public release of earnings results occurs on a Tuesday before the market opens, the first day an Insider could trade would be on the following Thursday. If earnings are released after the market opens on Tuesday, the first day an Insider could trade would be on the following Friday. The trading window period ends on the fifteenth day (or the last business day prior to the fifteenth if the fifteenth day is not a business day) of the last month of each quarter of the Company's fiscal year (specifically, on March 15, June 15, September 15 and December 15 of each year), unless a Blackout Period is announced sooner. Please note that Insiders are required to obtain pre-clearance from the Company's General Counsel for all transactions occurring during a window period. Furthermore, if you receive clearance for a trade the day before the trading window ends, you must complete the trade before the window close, notwithstanding the statement above that trades must occur within two business days of receipt of pre-clearance. In addition, the Company may close a trading window at any time it deems necessary, in which event the Company will provide all Insiders with notification that the trading window has closed until further notice is provided. Insiders may only trade in the Company Securities during a trading window. If an Insider has a need to conduct a transaction in the Company Securities outside of a trading window, a special request must be made to the Company's General Counsel for approval of the transaction. This is true even if the Insider does not possess specific Inside Information. Depending upon circumstances at the time a request is made, and upon the position within the Company of the Insider making the request, approval may or may not be given for the trade. 5. Public Announcements During Trading Window: In addition, if at any time during a trading window, the Company makes a public announcement of material information, an Insider must not engage in any transactions until the second trading day after the information has been released in order to

Page 8 of 8 give the Company's shareholders and the investing public the time to receive and absorb the information and act upon it. 6. SEC Filings: As discussed above, in advance of any transaction in the Company Securities (acquisitions, dispositions, transfers, gifts, etc.), all Insiders are required to report such transactions to and obtain pre-clearance from the Company's General Counsel. If you are required to file a Form 4, Form 144 or other documents with the SEC in connection with the transaction, at your request, the Company will assist you in completing any necessary SEC reporting forms. Remember, however, the ultimate responsibility for the filing of these forms rests with the Insider.